                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of March 21, 2002 (the "Effective Date"), by and between LIQUIDMETAL TECHNOLOGIES, a California corporation (the "Company"), and Neil Paton (the "Employee").

                                    RECITALS

         WHEREAS, the Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company desires to assure itself of the Employee's continued employment in the capacities set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto covenant and agree as follows:

                  EMPLOYMENT. The Company hereby employs Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

1. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 5 hereof, the employment of the Employee under this Agreement shall commence on the Effective Date and shall continue through the close of business on July 31, 2004 (the "Initial Term"). Upon the expiration of the Initial Term, The Employee's employment with the Company will continue on an "at-will" basis and may be renegotiated if the Company and Employee agree to do so or may be terminated by Employee or the Company for any reason and at any time, provided that in the event of termination, the terminating party shall provide at least thirty (30) days prior written notice of the termination to the other party (unless the termination is With Cause as defined in this Agreement, in which case the Employee's employment may be terminated immediately). Notwithstanding the expiration of the Initial Term of this Agreement, the provisions of this Agreement other than those of Sections 1, 4, and 5, Term, Compensation, and Termination, respectively, shall remain in full force and effect. All other provisions of this Agreement, including but without limitation, Sections 2, 6, and 7, entitled Employment, Nonsolicitation and Nondisclosure Covenants, and Employee Inventions, respectively, shall survive the expiration of the Initial Term. Notwithstanding the expiration of the this Agreement or the termination of employment by any means by any party, Sections 2, 6, and 7, entitled Term, Nonsolicitation and Nondisclosure Covenants, and Employee Inventions, respectively, shall survive and remain fully enforceable.

2. DUTIES. Employee will initially serve as Chief Technology Officer of the Company. The Employee will devote his best efforts to promote the success of the Company's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Company. It is the intent of the Company and the Employee that the Employee shall maintain the same degree of discretion in scheduling his activities on behalf of the Company as he has maintained immediately prior to entering into this

         Employment Agreement. Over time, at a rate acceptable to both the Company and Employee, the amount of time required in a facility of the Company by Employee shall gradually be reduced. The Employee agrees that he will be available to provide advice, information and analysis on technology issues even when he is not physically at one of the facilities of the Company.

3. COMPENSATION. Annual Base Salary. As compensation for Employee's services and in consideration for the Employee's covenants contained in this Agreement, the Company shall pay the Employee an annual base salary of two hundred thousand dollars ($200,000.00). Such annual base salary shall be payable in equal or as nearly equal as practicable installments in accordance with the policy then prevailing for the Company's salaried employees generally, and the annual base salary shall be subject to any tax and other withholdings or deductions required by applicable laws and regulations. The Employee's annual base salary will be reviewed by the Board of Directors or Chief Executive Officer of the Company not less frequently than annually. For purposes of this Agreement, the term "Salary Year" means the one year, 365-day period (or 366 day period for a leap year) that begins on the Effective Date and each successive one year period thereafter.

         (a) Bonuses. In addition to the Employee's annual base salary, during the term of the Employee's employment hereunder, the Employee shall be entitled to only such bonuses or additional compensation as may be granted to the Employee by the Board of Directors or Chief Executive Officer of the Company, in their sole discretion.

         (b) Other Benefits. During the term of the Employee's employment hereunder, the Employee shall be eligible to participate in such pension, life insurance, health insurance, disability insurance and other benefits plans, if any, which the Company may from time to time make available to similar-level employees.

         (c) Vacation. The Employee shall be entitled to four weeks paid vacation during each Salary Year during the term of the Employee's employment hereunder. Vacation shall be taken at such times and with such notice so as to not disrupt or interfere with the business of the Company. Unused vacation from a particular Salary Year will not carry over to succeeding Salary Years, and the Employee will not be paid for any unused vacation.

         (d) Reimbursement of Expenses. The Employee shall be reimbursed for all reasonable and customary travel and other business expenses incurred by Employee in the performance of Employee's duties hereunder, provided that such reimbursement shall be subject to, and in accordance with, any expense reimbursement policies and/or expense documentation requirements of the Company that may be in effect from time to time.

         (e) Stock Options. The Employee's previously granted stock options of 200,000 shares shall fully vest as of the Effective Date of this Agreement.


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4.       TERMINATION.

         (a) Death. The Employee's employment under this Agreement shall terminate immediately upon Employee's death. In the event of a termination pursuant to this Section 5(a), the Employee's estate shall be entitled to receive any unpaid base salary owing to Employee up through and including the date of the Employee's death.

         (b) Disability. If, during the term of the Employee's employment hereunder, the Employee becomes physically or mentally disabled in the determination of a physician appointed or selected by the Company, or, if due to any physical or mental condition, the Employee becomes unable for a period of more than sixty (60) days during any six-month period to perform Employee's duties hereunder on substantially a full-time basis as determined a physician selected by the Company, the Company may, at its option, terminate the Employee's employment upon not less than thirty (30) days written notice. In the event of a termination pursuant to this Section 5(b), the Employee shall be entitled to receive any unpaid base salary owing to Employee up through and including the effective date of Termination.

         (c) Termination By Company Without Cause. In addition to the other termination provisions of this Agreement, the Company may terminate the Employee's employment at any time without cause (a "Termination Without Cause"). In the event of a Termination Without Cause, the Employee shall continue to receive the Employee's base salary (as then in effect) during the three month period immediately following the effective date of the Termination Without Cause (the "Severance Period"). In addition to the severance pay described in the preceding sentence, the Employee shall continue to receive, during the Severance Period, all employee health and welfare benefits that Employee would have received during the Severance Period in the absence of such termination. Employee agrees and acknowledges, however, that Employee will forfeit the right to receive base salary and benefits during the Severance Period immediately upon the Employee's breach of any covenant set forth in Section 6 of this Agreement. The Employee will also forfeit the right to salary and benefits during the Severance Period upon accepting employment with another employer with comparable salary and benefits hereunder shall be forfeited and shall cease upon the Employee becoming eligible for benefits from the Employee's new employer. Notwithstanding the foregoing, the termination of the Employee's employment pursuant to the second sentence of Section 2 of this Agreement shall not constitute a Termination Without Cause and shall not give rise to any severance payment or other benefits pursuant to this Section 5(c).

         (d) Termination By Company With Cause. The Company may terminate the Employee's employment at any time with Cause. As used in this Agreement, "Cause" shall include the following: (1) the Employee's failure or inability to perform Employee's duties under this Agreement; (2) dishonesty or other serious misconduct, (3) the commission of an unlawful act material to Employee's employment, (4) a material violation of the Company's policies or practices which


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

                  reasonably justifies immediate termination; (5) committing, pleading guilty, nolo contendre or no contest (or their equivalent) to, entering into a pretrial intervention or diversion program regarding, or conviction of, a felony or any crime or act involving moral turpitude, fraud, dishonesty, or misrepresentation; (6) the commission by the Employee of any act which could reasonably affect or impact to a material degree the interests of the Company or Related Entities or in some manner injure the reputation, business, or business relationships of the Company or Related Entities; (7) the Employee's inability to perform an essential function of Employee's position; or (8) any material breach by Employee of this Agreement. The Company may terminate this Agreement for Cause at any time without notice. In the event of a termination for Cause, the Company shall be relieved of all its obligations to the Employee provided for by this Agreement as of the effective date of termination, and all payments to the Employee hereunder shall immediately cease and terminate as of such date, except that Employee shall be entitled to the annual base salary hereunder up to and including the effective date of termination, provided, however, that the Employee's obligations under Sections 6 and 7 shall survive such a Termination for Cause and any liabilities or obligations which have accrued and are owed by the Employee to the Company shall not be extinguished or released thereby.

5.       NONSOLICITATION AND NONDISCLOSURE COVENANTS.

         (a) Rationale for Restrictions. Employee acknowledges that Employee's services hereunder are of a special, unique, and extraordinary character, and Employee's position with the Company places Employee in a position of confidence and trust with customers, suppliers, and other persons and entities with whom the Company and its Related Entities have a business relationship. The Employee further acknowledges that the rendering of services under this Agreement will likely require the disclosure to Employee of Confidential Information (as defined below) including Trade Secrets of the Company relating to the Company and/or Related Entities. As a consequence, the Employee agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Company and Related Entities that the Employee make the covenants contained in this Section 6, that such covenants are a material inducement for the Company to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

         (b) Nonsolicitation Covenants. As used herein, the term "Restrictive Period" means the time period commencing on the Effective Date of this Agreement and ending on the second
                  (2nd) anniversary of the date on which the Employee's employment by the Company (or any Related Entity) expires or is terminated for any reason, including both a termination by the Company for Cause and Not for Cause. In addition, the term "Covered Business" means any business which is the same as, or similar to, any business conducted by the Company or any of the Related Entities at any time during the Restrictive Period. The Employee agrees that the Employee will not, except as otherwise provided herein engage in any of the following acts anywhere in the world during the Restrictive Period:


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

                  (i) directly or indirectly assist, promote or encourage any existing or potential employees, customers, clients, or vendors of the Company or any Related Entity, as well as any other parties which have a business relationship with the Company or a Related Entity, to terminate, discontinue, or reduce the extent of their relationship with the Company or a Related Entity;

                  (ii) directly or indirectly solicit business of the same or similar type as a Covered Business, from any person or entity known by the Employee to be a customer or client of the Company, whether or not the Employee had contact with such person or entity during the Employee's employment with the Company;

                  (iii) disparage the Company, any Related Entities, and/or any shareholder, director, officer, employee, or agent of the Company or any Related Entity; and/or

                  (iv) engage in any practice the purpose of which is to evade the provisions of this Section or commit any act which adversely affects the Company, any Related Entity, or their respective businesses.

         Employee acknowledges that Employee's services hereunder are of a special, unique, and extraordinary character, and Employee's position with the Company places Employee in a position of confidence and trust with customers, suppliers, and other persons and entities with whom the Company and its Related Entities have a business relationship. The Employee further acknowledges that the rendering of services under this Agreement will likely require the disclosure to Employee of Confidential Information (as defined below) and Trade Secrets (as defined below) of the Company relating to the Company and/or Related Entities. As a consequence, the Employee agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Company and Related Entities that the Employee make the covenants contained in this Section 6, that such covenants are a material inducement for the Company to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement. Accordingly, the Employee agrees that the geographic scope of the above covenants is a reasonable means of protecting the Company's (and the Related Entities') legitimate business interests. Notwithstanding the foregoing covenants, nothing set forth in this Agreement shall prohibit the Employee from owning the securities of (i) corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation or (ii) any corporation, partnership, firm or other form of business organization which does not compete with, is not engaged in, and does not carry on any aspect of, either directly or indirectly through a subsidiary or otherwise, any Covered Business.

         (c) Disclosure of Confidential Information. The Employee acknowledges that the inventions, innovations, software, Trade Secrets, business plans, financial strategies, finances, and all other confidential or proprietary information with respect to the business and operations of the Company and Related Entities are valuable, special, and unique assets of the Company. Accordingly, the Employee agrees not to, at any time whatsoever either during or after the Employee's term of employment with the Company, disclose, directly or indirectly, to any person or entity, or use or authorize any person or entity to use, any confidential or proprietary information with respect to the Company or Related Entities without the prior written consent of the Company, including, without limitation, information as to the financial condition, results of operations, identities of clients or prospective clients, products under development, acquisition strategies or acquisitions under consideration, pricing or cost information, marketing strategies, passwords or codes or any other information relating to the Company or any of the Related Entities which could be reasonably regarded as confidential (collectively referred to as "Confidential Information"). However, the term "Confidential Information" does not include any information which is or shall become generally available to the public other than as a result of disclosure by the Employee or by any person or entity which the Employee knows (or which the Employee reasonably should know) has a duty of confidentiality to the Company or a Related Entity with respect to such information. In addition to the foregoing, Company will be fully entitled to all of the protections and benefits afforded by the California Uniform Trade Secrets Acts and any other applicable law. "Trade Secret" shall mean information, including a formula, pattern, compilation, program, device, method technique, or process that derives independent economic value, actual or potential, from being not generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, including but not limited to the patented information and processes as well as the unpatented information and processes comprising, underlying, arising from, and associated with Liquidmetal Alloy and Liquidmetal Coatings used by the Company.

         (d) Prevention of Premature Disclosure of Confidential Information and Trade Secrets. The Employee agrees and acknowledges that, because the success of the Company is heavily dependent upon maintaining the secrecy of the Company's Confidential Information and Trade Secrets and preventing the premature public disclosure of the Company's proprietary information and technology including its Confidential Information and Trade Secrets, the Employee agrees to use the Employee's best efforts and his or her highest degree of care, diligence, and prudence to ensure that no Confidential Information or Trade Secret prematurely leaks or otherwise prematurely makes its way into the public domain or any public forum, including, without limitation, into any trade publications, internet chat rooms, or other similar forums. In the event that the Employee becomes aware of any premature leak of Confidential Information or Trade Secret or becomes aware of any circumstances creating a risk of such a leak, the Employee shall immediately inform the Board of Directors, the Chief Executive Officer, or the Employee's supervisor of such leak or of such circumstances.

         (e) Removal and Return of Proprietary Items. The Employee will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, and under such conditions and restrictions as are specifically authorized and/or required by the


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                  Company) or transmit by any means, electronic or otherwise, any document, record, notebook, plan, model, component, device, computer software or code, or Confidential Information or Trade Secret whether embodied in a disk or in any other form, including electronic form (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Company and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Company. Upon termination of Employee's employment with the Company by either party (regardless of the reason for termination), or upon the request of the Company during the term of employment, the Employee will return to the Company all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items, Confidential Information, Trade Secret or any part thereof.

         (f) Enforcement and Remedies. In the event of any breach of any of the covenants set forth in this Section 6, the Employee recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 6. Additionally, the period of time applicable to any covenant set forth in this
                  Section 6 will be extended by the duration of any violation by Employee of such covenant. In the event a court of competent jurisdiction determines that any of the covenants set forth in this Section 6 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent, but only to the extent, necessary to render it enforceable.

         (g) The Company recognizes that the Employee has an interest in maintaining business activities in addition to his employment with the Company. The Employee may continue to maintain such outside business activities so long as they do not represent a conflict of interest with his duties and responsibilities as an employee of the Company and do not constitute a breach of Sections 5 or 6 of this agreement. Specifically, the Employee may continue to participate in consulting activities with other entities. However, the Employee agrees that he will recuse himself from any activities with any third party in the event that such activity should represent a conflict of interest with his duties on behalf of the Company. The Employee further agrees that this paragraph in no way relieves the Employee from the absolute responsibility to maintain the Trade Secrets and other Confidential Information of the Company and that no Confidential Information of the Company shall directly or indirectly be shared with any other entity with which the Employee is consulting, or any of its representatives and, likewise, no Confidential Information of Trade Secrets of any other entity shall be shared directly or indirectly with the Company. The Employee represents that he has disclosed to any entity with which he consults his duties and the general terms of this Agreement and that he has approval from authorized representatives of any other entity with which he consults, to maintain his position with that entity as well as with the Company. The Employee further represents that he is not subject to any agreement providing that any Employee Invention will be owned by any other third party.


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6.       EMPLOYEE INVENTIONS.

         (a) Definition. For purposes of this Agreement, "Employee Invention" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employee's employment with the Company or during the twenty four (24) month period following such employment, that relates in any way to, or is useful in any manner in, the businesses then being conducted or proposed to be conducted by the Company or any Related Entity.

         (b) Ownership of Employee Inventions. Employee agrees and acknowledges that all Employee Inventions will belong exclusively to the Company and that all Employee Inventions are works made for hire and the property of the Company, including any copyrights, patents, semiconductor mask protection, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Company all of the Company's right, title, and interest, including all rights of copyright, patent, semiconductor mask protection, and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that the Employee will promptly:

                  (i)      disclose to the Company in writing any Employee
                           Invention;

                  (ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Company's rights to any Employee Invention.

7. ESSENTIAL AND INDEPENDENT COVENANTS. The Employee's covenants in Sections 6 and 7 of this Agreement are independent covenants, and the existence of any claim by the


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         Employee against the Company under this Agreement or otherwise will not excuse the Employee's breach of any covenant in Section 6 or 7. The covenants of Sections 6 and 7 shall survive the termination, extinguishment, or lapse of this Agreement under any circumstances, even if this Agreement is terminated by either party, whether for Cause or Not for Cause.

8. REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE. The Employee represents and warrants to the Company that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee, or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound, including, without limitation, any noncompetition agreement or similar agreement. Employee further represents and warrants that he fully and completely understands this Agreement and that he has engaged in negotiations with the Company and has either consulted with an attorney of his choice or has had ample opportunity to do so and is fully satisfied with the opportunity he has had.

9. NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission (as long as receipt is acknowledged), or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the address or facsimile number for each party set forth on the signature page hereto, or to such other address or facsimile number as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

10. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by both of the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Employee's employment by the Company, and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Employee which are not set forth in this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Company, its respective successors and assigns, and the Employee and Employee's heirs, executors, administrators and legal representatives. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated or assigned by the Employee without the prior written consent of the Company, and any attempted delegation or assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced


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

         accordingly. This Agreement may be assigned by the Company without the consent of the Employee, provided, however, that the Employee is given notice of the assignment.

11. GOVERNING LAW; RESOLUTION OF DISPUTES. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida without regard to principles of choice of law or conflicts of law thereunder. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Florida, County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court located in Hillsborough County, Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. The parties hereto agree that having venue and jurisdiction solely in Florida is reasonable in that the headquarters for the Company is in Tampa, Hillsborough County, Florida and that site for litigation is the most central for such matters. THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE EMPLOYMENT OF THE EMPLOYEE WITH THE COMPANY. This Agreement shall not be construed against either party but shall be construed without regard to the participation of either party in the drafting of this Agreement or any part thereof.

         COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other party hereto.

         MODIFICATION BY THE COURT. In the event that any provision or Section of this Agreement violates any law of the state of California or is for some other reason unenforceable as written in the state of California, the Employee and the Company agree that the unenforceable provision or Section should not cause the entire Agreement to become unenforceable unless it is caused to fail in its essential purpose. In the event that any provision or Section of this Agreement violates any law of the state of California or is for some other reason unenforceable as written in the state of California, the Employee agrees that the provision should be reduced in scope or length or otherwise modified by the Court, if possible under the law, to cause the provision or Section of the Agreement to be legal and enforceable but to still provide to the Company the maximum protection available to it under the law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


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

                                 LIQUIDMETAL TECHNOLOGIES



                                 By:          /s/ John Kang
                                    --------------------------------------------
                                    John Kang, President and Chief Executive
                                    Officer

                                 Liquidmetal Technologies
                                 100 North Tampa Street
                                 Tampa, FL 33602
                                 Facsimile Number: (813) 314-0270


                                 EMPLOYEE



                                 By:          /s/ Neil Paton
                                    --------------------------------------------

                                 Printed Name: Neil Paton
                                              ----------------------------------


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